Exhibit 99.1

Ribbon Communications Inc. Reports
Second Quarter 2025 Financial Results

Record Second Quarter Revenue Up 15% Year Over Year

Profitability at High End of Guidance

Robust Growth in Service Provider and Enterprise Markets

PLANO, Texas – Ribbon Communications Inc. (Nasdaq: RBBN), a leading supplier of real-time communications technology and IP optical networking solutions, today announced its financial results for the second quarter of 2025. Ribbon Communications is dedicated to assisting the world's largest service providers, enterprises, and critical infrastructure operators in modernizing and safeguarding their networks and services.

Second Quarter 2025 Highlights

Financial Highlights1:

•	Revenue was $221 million, compared to $193 million for the second quarter of 2024
•	GAAP Operating Income was $4 million, compared to a loss of $2 million for the second quarter of 2024
•	Non-GAAP Adjusted EBITDA was $32 million, compared to $22 million for the second quarter of 2024
•	GAAP Gross Margin was 49.6%, compared to 50.8% for the second quarter of 2024
•	Non-GAAP Gross Margin was 52.1%, compared to 54.4% for the second quarter of 2024

“I am very pleased with our strong financial performance in the second quarter with both revenue and earnings exceeding our growth projections, resulting in a successful first half of the year. Demand in the North American market was strong across both Service Provider and Enterprise market verticals as we continue to win the largest industry voice transformation opportunities. And we had good momentum in our IP Optical business in India and North America this quarter supporting fiber and mobile network expansion,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. “Looking ahead, the demand picture remains robust with good visibility, and we continue to anticipate a seasonally stronger second half of the year.”

John Townsend, Chief Financial Officer, added, “It was great to see our business momentum reflected in our second quarter results. Revenue increased 15% year over year to $221 million, exceeding guidance, and Adjusted EBITDA increased 47% year over year to $32 million, at the top end of our guidance. In the quarter, we announced a new stock repurchase program and expect to use a portion of our free cash flow over the next several years to repurchase up to $50 million of our common stock. Our cash position remained solid, closing the quarter at $62 million including $2.3 million of stock repurchases. In addition, the new U.S. spending bill recently approved by Congress includes corporate tax changes that are expected to result in lower cash tax payments in the second half, which should further improve our cash flow this year.”

	Three months ended		Six months ended
	June 30,		June 30,
In millions, except per share amounts	2025	2024	2025	2024
GAAP Revenue	$221	$193	$402	$372
GAAP Net income (loss)	$(11)	$(17)	$(37)	$(47)
Non-GAAP Net income (loss)	$10	$9	$5	$7
Non-GAAP Adjusted EBITDA	$32	$22	$38	$33
GAAP diluted earnings (loss) per share	$(0.06)	$(0.10)	$(0.21)	$(0.27)
Non-GAAP diluted earnings (loss) per share	$0.05	$0.05	$0.03	$0.04
Weighted average shares outstanding basic	177	174	176	173
Weighted average shares outstanding diluted	180	176	180	176

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

1

Business Highlights:

•	Ribbon Announces $50 Million Share Repurchase Program
•	Ribbon Showcases AI-Enabled Optical Innovation at OFC
o	NPT 2714 Router and Apollo ADM 400/800 Optical Transport recognized by Lightwave
•	Kerala State Leverages Ribbon for its Kerala Fiber Optic Network (KFON) Deployment | Ribbon Communications
o	Government of Kerala delivers high speed internet to rural India

Business Outlook2

For the third quarter of 2025, the Company projects revenue of $213 million to $227 million. Non-GAAP gross margin is projected in a range of 53.5% to 54.0%. Adjusted EBITDA is projected in a range of $28 million to $34 million.

Full Year 2025 projections remain unchanged. The Company’s outlook is based on current indications for its business, which are subject to change.

2 GAAP earnings guidance is not provided. Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Conference Schedule

•	August 26-27, 2025: Jefferies Semis, IT Hardware & Comm Tech Summit
•	September 4, 2025: TD Securities Technology Growth Cap Summit

Conference Call and Webcast Information

Ribbon Communications will host a conference call to discuss the Company’s financial results at 4:30 p.m. ET on Wednesday, July 23, 2025.

Dial-in Information:

US/Canada: 877-407-2991
International: 201-389-0925
Instant Telephone Access: Call me™

A live (listen-only) webcast and replay will be available on the Company’s Investor Relations website at investors.ribboncommunications.com.

Investor Contact

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

2

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G and broadband internet. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation, statements regarding the Company’s projected financial results for the third quarter of 2025 and beyond; beliefs about the Company’s business strategy and market share growth, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are unknown and/or difficult to predict and that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, unpredictable fluctuations in quarterly revenue and operating results; the impact of restructuring and cost-containment activities; increases in tariffs, trade restrictions or taxes on the Company’s products; supply chain disruptions resulting from component availability and/or geopolitical instabilities and disputes (including those related to the wars in Israel and Ukraine); the impact of military call-ups of employees in Israel; material litigation; the impact of fluctuations in interest rates; material cybersecurity and data intrusion incidents, including any security breaches resulting in the theft, transfer, or unauthorized disclosure of customer, employee, or Company information; the Company’s ability to comply with applicable domestic and foreign information security and privacy laws, regulations and technology platform rules or other obligations related to data privacy and security; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; the Company’s ability to adapt to rapid technological and market changes; the Company’s ability to generate positive returns on its research and development; the Company’s ability to protect its intellectual property rights and obtain necessary licenses; the Company’s ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; risks related to the terms of the Company’s credit agreement; higher risks in international operations and markets; currency fluctuations; unanticipated adverse changes in legal, regulatory or tax laws; future accounting pronouncements or changes in the Company’s accounting policies and/or failure or circumvention of the Company’s controls and procedures. We therefore caution you against relying on any of these forward-looking statements.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2024. Any forward-looking statement made by the Company in this release speaks only as of the date on which this release was first issued. The Company undertakes no obligation to update any forward-looking statement publicly or otherwise, whether as a result of new information, future developments or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors allows them to view the Company's financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

3

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

In connection with certain ongoing litigation where Ribbon is the defendant (as described in the Company's Commitments and Contingencies footnotes in its Form 10-Qs and Form 10-Ks filed with the SEC, the Company has incurred litigation costs beginning in 2023. These costs are included as a component of general and administrative expense. The Company believes that such costs are not part of its core business or ongoing operations, are unplanned, and generally are not within its control. Accordingly, the Company believes that excluding litigation costs related to these specific legal matters facilitates the comparison of the Company's financial results to its historical operating results and to other companies in its industry.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of the Company and its acquired businesses. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In the second quarter of 2025, the Company recorded $3.9 million of expense for legal and professional fees associated with contemplated corporate development activities. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

4

Preferred Stock and Warrant Liability Mark-to-Market Adjustment

The Company recorded adjustments to the fair value of its Series A Preferred Stock and Warrants to purchase shares of the Company’s common stock in Other (expense) income, net. Both of these instruments were issued in March 2023 in connection with the Company’s private placement and have been classified as liabilities and marked to market each reporting period until the Series A Preferred Stock was fully redeemed on June 25, 2024. The Warrant liability remains outstanding and will continue to be marked to market each reporting period. The Company excluded these gains and losses from the change in the fair value of these liabilities because it believes that such gains or losses were not part of its core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Non-GAAP income tax provision assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. The Company is reporting its non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from income (loss) from operations: depreciation; stock-based compensation; amortization of acquired intangible assets; certain litigation costs; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not a part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

5

RIBBON COMMUNICATIONS INC.
Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2025	2025	2024
Revenue:
Product	$115,057	$81,991	$99,133
Service	105,526	99,288	93,487
Total revenue	220,583	181,279	192,620

Cost of revenue:
Product	66,746	57,893	54,845
Service	39,253	35,628	33,376
Amortization of acquired technology	5,277	5,388	6,532
Total cost of revenue	111,276	98,909	94,753

Gross profit	109,307	82,370	97,867

Gross margin	49.6%	45.4%	50.8%

Operating expenses:
Research and development	44,696	43,568	43,489
Sales and marketing	32,536	31,788	32,984
General and administrative	16,630	15,128	14,901
Amortization of acquired intangible assets	5,975	6,155	6,508
Acquisition-, disposal- and integration-related	3,898	-	-
Restructuring and related	1,346	5,341	1,920
Total operating expenses	105,081	101,980	99,802

Income (loss) from operations	4,226	(19,610)	(1,935)
Interest expense, net	(10,977)	(10,500)	(3,879)
Other (expense) income, net	(2,159)	3,129	(9,503)

Income (loss) before income taxes	(8,910)	(26,981)	(15,317)
Income tax benefit (provision)	(2,183)	754	(1,499)

Net income (loss)	$(11,093)	$(26,227)	$(16,816)

Earnings (loss) per share:
Basic	$(0.06)	$(0.15)	$(0.10)
Diluted	$(0.06)	$(0.15)	$(0.10)

Weighted average shares used to compute earnings (loss) per share:
Basic	176,749	175,719	173,793
Diluted	176,749	175,719	173,793

6

RIBBON COMMUNICATIONS INC.
Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Six months ended
	June 30,	June 30,
	2025	2024
Revenue:
Product	$197,048	$186,743
Service	204,814	185,541
Total revenue	401,862	372,284

Cost of revenue:
Product	124,639	100,639
Service	74,881	68,740
Amortization of acquired technology	10,665	13,083
Total cost of revenue	210,185	182,462

Gross profit	191,677	189,822

Gross margin	47.7%	51.0%

Operating expenses:
Research and development	88,264	89,252
Sales and marketing	64,324	67,700
General and administrative	31,758	30,092
Amortization of acquired intangible assets	12,130	13,214
Acquisition-, disposal- and integration-related	3,898	-
Restructuring and related	6,687	4,985
Total operating expenses	207,061	205,243

Income (loss) from operations	(15,384)	(15,421)
Interest expense, net	(21,477)	(9,866)
Other (expense) income, net	970	(17,016)

Income (loss) before income taxes	(35,891)	(42,303)
Income tax benefit (provision)	(1,429)	(4,874)

Net loss	$(37,320)	$(47,177)

Earnings (loss) per share:
Basic	$(0.21)	$(0.27)
Diluted	$(0.21)	$(0.27)

Weighted average shares used to compute earnings (loss) per share:
Basic	176,237	173,110
Diluted	176,237	173,110

7

RIBBON COMMUNICATIONS INC.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$60,450	$87,770
Restricted cash	1,824	2,709
Accounts receivable, net	249,360	254,718
Inventory	80,299	79,179
Other current assets	42,007	39,286
Total current assets	433,940	463,662

Property and equipment, net	66,659	60,364
Intangible assets, net	164,742	187,537
Goodwill	300,892	300,892
Deferred income taxes	99,314	88,982
Operating lease right-of-use assets	47,383	34,544
Other assets	29,242	26,573
	$1,142,172	$1,162,554

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$8,750	$6,125
Accounts payable	88,697	87,759
Accrued expenses and other	90,144	106,251
Operating lease liabilities	10,816	9,443
Deferred revenue	115,212	119,295
Total current liabilities	313,619	328,873

Long-term debt, net of current	327,625	330,726
Warrant liability	6,273	8,064
Operating lease liabilities, net of current	62,063	37,376
Deferred revenue, net of current	31,749	20,991
Deferred income taxes	5,941	5,941
Other long-term liabilities	24,467	25,962
Total liabilities	771,737	757,933

Commitments and contingencies

Stockholders' equity:
Common stock	18	18
Additional paid-in capital	1,973,990	1,970,708
Accumulated deficit	(1,611,505)	(1,574,185)
Accumulated other comprehensive income	7,932	8,080
Total stockholders' equity	370,435	404,621
	$1,142,172	$1,162,554

8

RIBBON COMMUNICATIONS INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six months ended
	June 30,	June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(37,320)	$(47,177)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	7,757	6,770
Amortization of intangible assets	22,795	26,297
Amortization of debt issuance costs and original issue discount	1,401	3,445
Amortization of accumulated other comprehensive gain related to interest rate swap	-	(8,196)
Stock-based compensation	8,775	8,016
Deferred income taxes	(8,984)	(8,104)
Change in fair value of warrant liability	(1,641)	875
Change in fair value of preferred stock liability	-	8,091
Dividends accrued on preferred stock liability	-	2,743
Payment of dividends accrued on preferred stock liability	-	(6,686)
Foreign currency exchange (gains) losses	587	2,023
Changes in operating assets and liabilities:
Accounts receivable	4,578	56,146
Inventory	(2,820)	(4,405)
Other operating assets	(186)	8,854
Accounts payable	5,083	(20,541)
Accrued expenses and other long-term liabilities	(11,030)	(8,407)
Deferred revenue	6,675	(16,422)
Net cash (used in) provided by operating activities	(4,330)	3,322

Cash flows from investing activities:
Purchases of property and equipment	(17,831)	(5,613)
Purchases of software licenses	-	(263)
Net cash used in investing activities	(17,831)	(5,876)

Cash flows from financing activities:
Borrowings under revolving line of credit	-	44,106
Principal payments on revolving line of credit	-	(44,106)
Proceeds from issuance of term debt	-	342,300
Principal payments of term debt	(1,750)	(235,395)
Payment of debt issuance costs	-	(3,978)
Payment of preferred stock liability	-	(56,850)
Proceeds from the exercise of stock options	6	17
Payment of tax obligations related to vested stock awards and units	(3,396)	(2,638)
Repurchase of common stock	(2,253)	-
Net cash used in financing activities	(7,393)	43,456

Effect of exchange rate changes on cash and cash equivalents	1,349	(124)

Net (decrease) increase in cash and cash equivalents	(28,205)	40,778
Cash, cash equivalents and restricted cash, beginning of year	90,479	26,630
Cash, cash equivalents and restricted cash, end of period	$62,274	$67,408

9

RIBBON COMMUNICATIONS INC.
Supplemental Information
(in thousands)
(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Stock-based compensation
Cost of revenue - product	$33	$66	$64	$99	$170
Cost of revenue - service	198	286	274	484	746
Cost of revenue	231	352	338	583	916

Research and development	455	725	616	1,180	1,684
Sales and marketing	1,066	1,173	954	2,239	2,111
General and administrative	2,725	2,048	1,586	4,773	3,305
Operating expense	4,246	3,946	3,156	8,192	7,100

Total stock-based compensation	$4,477	$4,298	$3,494	$8,775	$8,016

10

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2025	2025	2024
GAAP Gross margin	49.6%	45.4%	50.8%
Stock-based compensation	0.1%	0.2%	0.2%
Amortization of acquired technology	2.4%	3.0%	3.4%
Non-GAAP Gross margin	52.1%	48.6%	54.4%

GAAP Net income (loss)	$(11,093)	$(26,227)	$(16,816)
Stock-based compensation	4,477	4,298	3,494
Amortization of intangible assets	11,252	11,543	13,040
Litigation costs	2,314	800	1,768
Acquisition-, disposal- and integration-related	3,898	-	-
Restructuring and related	1,346	5,341	1,920
Preferred stock and warrant liability mark-to-market adjustment	94	(1,735)	8,210
Tax effect of non-GAAP adjustments	(2,679)	1,401	(3,095)
Non-GAAP Net income (loss)	$9,609	$(4,579)	$8,521

GAAP Diluted earnings (loss) per share	$(0.06)	$(0.15)	$(0.10)
Stock-based compensation	0.02	0.02	0.02
Amortization of intangible assets	0.06	0.07	0.08
Litigation costs	0.01	*	0.01
Acquisition-, disposal- and integration-related	0.02	-	-
Restructuring and related	0.01	0.03	0.01
Preferred stock and warrant liability mark-to-market adjustment	*	(0.01)	0.05
Tax effect of non-GAAP adjustments	(0.01)	0.01	(0.02)
Non-GAAP Diluted earnings (loss) per share	$0.05	$(0.03)	$0.05

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	176,749	175,719	173,793
Shares used to compute Non-GAAP diluted earnings (loss) per share	179,884	175,719	176,246

GAAP Income (loss) from operations	$4,226	$(19,610)	$(1,935)
Depreciation	4,288	3,469	3,376
Stock-based compensation	4,477	4,298	3,494
Amortization of intangible assets	11,252	11,543	13,040
Litigation costs	2,314	800	1,768
Acquisition-, disposal- and integration-related	3,898	-	-
Restructuring and related	1,346	5,341	1,920
Non-GAAP Adjusted EBITDA	$31,801	$5,841	$21,663

* Less than $0.01 impact on earnings (loss) per share.

11

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Six months ended
	June 30,	June 30,
	2025	2024
GAAP Gross Margin	47.7%	51.0%
Stock-based compensation	0.1%	0.2%
Amortization of acquired technology	2.7%	3.5%
Non-GAAP Gross Margin	50.5%	54.7%

GAAP Net income (loss)	$(37,320)	$(47,177)
Stock-based compensation	8,775	8,016
Amortization of intangible assets	22,795	26,297
Litigation costs	3,114	2,719
Acquisition-, disposal- and integration-related	3,898	-
Restructuring and related	6,687	4,985
Preferred stock and warrant liability mark-to-market adjustment	(1,641)	11,709
Tax effect of non-GAAP adjustments	(1,278)	876
Non-GAAP Net income (loss)	$5,030	$7,425

GAAP Diluted earnings (loss) per share	$(0.21)	$(0.27)
Stock-based compensation	0.05	0.05
Amortization of intangible assets	0.13	0.14
Litigation costs	0.02	0.02
Acquisition-, disposal- and integration-related	0.02	-
Restructuring and related	0.04	0.03
Preferred stock and warrant liability mark-to-market adjustment	(0.01)	0.07
Tax effect of non-GAAP adjustments	(0.01)	*
Non-GAAP Diluted earnings (loss) per share	$0.03	$0.04

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	176,237	173,110
Shares used to compute Non-GAAP diluted earnings (loss) per share	180,231	175,784

GAAP Income (loss) from operations	$(15,384)	$(15,421)
Depreciation	7,757	6,770
Stock-based compensation	8,775	8,016
Amortization of intangible assets	22,795	26,297
Litigation costs	3,114	2,719
Acquisition-, disposal- and integration-related	3,898	-
Restructuring and related	6,687	4,985
Non-GAAP Adjusted EBITDA	$37,642	$33,366

* Less than $0.01 impact on earnings (loss) per share.

12

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands)
(unaudited)

	Trailing Twelve Months
	June 30,	March 31,	June 30,
	2025	2025	2024
GAAP Income (loss) from operations	$16,909	$10,748	$2,105
Depreciation	14,526	13,614	13,816
Stock-based compensation	16,845	15,862	17,858
Amortization of intangible assets	47,360	49,148	53,836
Litigation costs	11,593	11,047	3,735
Acquisition-, disposal- and integration-related	3,898	-	2,336
Restructuring and related	11,862	12,436	9,950
Non-GAAP Adjusted EBITDA	$122,993	$112,855	$103,636

13

RIBBON COMMUNICATIONS INC.
Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook
(unaudited)

	Three months ending		Year ending
	September 30, 2025		December 31, 2025
	Midpoint (1)	Range	Midpoint (1)	Range
Revenue ($ millions)	$220	+/-$7M	$880	+/-$10M

Gross margin:
GAAP outlook	51.25%		52.0%
Stock-based compensation	0.20%		0.2%
Amortization of acquired technology	2.30%		2.3%
Non-GAAP outlook	53.75%	+/-0.25%	54.5%	+/-0.5%

Adjusted EBITDA ($ millions):
GAAP income (loss) from operations	$10.8		$42.3
Depreciation	3.9		15.8
Stock-based compensation	4.0		16.2
Amortization of intangible assets	10.8		44.1
Litigation costs	0.3		3.7
Acquisition-, disposal- and integration-related	-		3.9
Restructuring and related	1.2		9.0
Non-GAAP outlook	$31.0	+/-$3M	$135.0	+/-$5M

(1) Q3 2025 and FY 2025 outlook represents the midpoint of the expected ranges

14